As filed with the Securities and Exchange Commission on June 6, 2013

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_______________

ACACIA RESEARCH Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-4405754
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

500 Newport Center Drive

Newport Beach, California 92660

(Address of Principal Executive Offices)

2013 Acacia Research Corporation Stock Incentive Plan
(Full title of the plan)

Paul R. Ryan

Chief Executive Officer

500 Newport Center Drive

Newport Beach, California 92660

(Name and address of agent for service)

(949) 480-8300

(Telephone number, including area code, of agent for service)

Copies to:

Mark L. Skaist, Esq.

Michael L. Lawhead, Esq.

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value (options available for future grant)	4,750,000 shares	$23.56	$111,910,000	$15,264.52
total	4,750,000 shares	$23.56	$111,910,000	$15,264.52

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be necessary to adjust the number of shares issuable pursuant to the 2013 Acacia Research Corporation Stock Incentive Plan as the result of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, and based on the average of the high and low sale prices of the Registrant’s Common Stock, as reported on the Nasdaq Global Select Market on June 4, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the individuals who participate in the 2013 Acacia Research Corporation Stock Incentive Plan (the “Plan”) in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Acacia Research Corporation (the “Registrant”) with the Commission, are incorporated by reference in this registration statement (excluding any portions of such documents that have been furnished but not filed for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 28, 2013, and the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 24, 2013, incorporated by reference into the Registrant’s Annual Report on Form 10-K.

2.	The description of the Registrant’s Common Stock contained in the registration statement on Form 8-A filed with the Commission on December 19, 2002, as amended by Amendment No. 1 to Form 8-A filed with the Commission on August 14, 2008, and any amendment or report filed with the Commission for the purpose of updating such description.

3.	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (1) above.

All documents that the Registrant subsequently files under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents; except as to any portion of any document that is deemed furnished and not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

1

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

As permitted by Section 145 of the General Corporation Law of Delaware, Article VIII of the Registrant’s restated certificate of incorporation provides:

The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

The Registrant has purchased insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant's restated certificate of incorporation.

Item 7. Exemption from Registration Claimed.

Not applicable.

2

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 5, 2008 (File No. 000-26068)).
4.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 28, 2013 (File No. 000-26068)).
5.1**	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1**	Consent of Independent Registered Public Accounting Firm.
23.2**	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).
24.1**	Power of Attorney (contained on the signature page of this registration statement).
99.1	2013 Acacia Research Corporation Stock Incentive Plan (incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 24, 2013).

___________

**	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 6th day of June, 2013.

ACACIA RESEARCH CORPORATION

By: /s/ Paul R. Ryan

Paul R. Ryan

Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Acacia Research Corporation hereby constitute and appoint Paul R. Ryan and Clayton J. Haynes and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Paul R. Ryan	Chief Executive Officer (Principal Executive Officer)	June 6, 2013
Paul R. Ryan

/s/ Robert L. Harris, II	Executive Chairman	June 6, 2013
Robert L. Harris, II

/s/ Clayton J. Haynes	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2013
Clayton J. Haynes

/s/ William S. Anderson	Director	June 6, 2013
William S. Anderson

/s/ Fred A. de Boom	Director	June 6, 2013
Fred A. de Boom	Director

/s/ Edward W. Frykman	Director	June 6, 2013
Edward W. Frykman

/s/ G. Louis Graziadio, III	Director	June 6, 2013
G. Louis Graziadio, III

4

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 5, 2008 (File No. 000-26068)).
4.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 28, 2013 (File No. 000-26068)).
5.1**	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1**	Consent of Independent Registered Public Accounting Firm.
23.2**	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).
24.1**	Power of Attorney (contained on the signature page of this registration statement).
99.1	2013 Acacia Research Corporation Stock Incentive Plan (incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 24, 2013).

___________

**	Filed herewith

5